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EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROAD HOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471

FOR IMMEDIATE RELEASE               CONTACT:    DANIEL M. HEALY
                                                EXECUTIVE VICE PRESIDENT
                                                CHIEF FINANCIAL OFFICER
                                                (631) 844-1258

 NORTH FORK TO PRESENT AT UPCOMING FINANCIAL SERVICES CONFERENCE IN CALIFORNIA


      MELVILLE, N.Y. - MARCH 9, 2004 - NORTH FORK BANCORPORATION, INC. (NYSE:
NFB) will be presenting at the Sandler O'Neill & Partners West Coast Financial Services Conference in San Diego, Wednesday, MARCH 10 at 2:15 P.M. (PT).

      Sandler O'Neill has established a Webcast and an Audio Conference dial in number for interested parties to view and/or listen to the presentation. The Live and Archived Webcast can be accessed via North Fork's website at www.northforkbank.com click on SANDLER O'NEILL CONFERENCE WEBCAST - 3/10/04. The Audio Conference dial in number to listen to the presentation live is 706-645-9215 reference Sandler O'Neill Conference.


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